EXHIBIT 99.2

                                    AGREEMENT

         Each of the  undersigned  persons  hereby  agrees that any statement on
Schedule 13D, including any amendments thereto, filed by any of such persons with the Securities and Exchange Commission pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended, in respect of the beneficial ownership of equity securities of Gemstar International Group Limited. shall be deemed to be filed on behalf of each of such persons.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective on the 7th day of February, 2000.

                                                        THOMSON S.A.


                                                        By:/s/Patrice Maynial
                                                           Patrice Maynial
                                                           Corporate Secretary



                                                        THOMSON MULTIMEDIA S.A.


                                                        By:/s/ Jim Meyer
                                                           Jim Meyer
                                                           Senior Executive Vice
                                                           President





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